EXHIBIT 99.1

Contact at 214-432-2000 Michael R. Haack President & CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS FIRST QUARTER RESULTS

DALLAS, TX (July 28, 2022) Eagle Materials Inc. (NYSE: EXP) today reported financial results for the first quarter of fiscal 2023 ended June 30, 2022. Notable items for the quarter are highlighted below. (Unless otherwise noted, all comparisons are with the prior year’s fiscal first quarter):

First Quarter Fiscal 2023 Highlights

•	Record Revenue of $561.4 million, up 18%

•	Record Net Earnings of $105.0 million, up 10%

•	Record Net Earnings per diluted share of $2.75, up 22%

•	Adjusted net earnings per share (Adjusted EPS) of $2.82, up 25%

•	Adjusted EPS is a non-GAAP financial measure calculated by excluding non-routine items (including certain non-cash expenses) in the manner described in Attachment 6

•	Adjusted EBITDA of $184.1 million, up 13%

•	Adjusted EBITDA is a non-GAAP financial measure calculated by excluding non-routine items and certain non-cash expenses in the manner described in Attachment 6

•	Repurchased approximately 884,000 shares of Eagle common stock for $110 million

Commenting on the first quarter results, Michael Haack, President and CEO, said, “Our results this quarter exceeded our expectations, as our portfolio of businesses performed well, and we executed on the opportunities available to us. We achieved record revenue of $561 million and adjusted EPS of $2.82, and we expanded gross margins by 30 bps to 26.9%. Construction activity remained healthy across our markets, and we realized broad pricing gains across our portfolio again this quarter.”

Mr. Haack continued, “In our heavy materials business, we implemented a second round of cement price increases in early July given the strong demand environment and our sold-out position. Looking ahead, we expect demand for cement to remain strong with infrastructure investment increasing as federal funding from the Infrastructure Investment and Jobs Act begins in earnest this fiscal year. In our light materials sector, wallboard shipments and orders remain strong, but we recognize quantitative tightening will likely have an impact on residential construction activity in the future. In the near term, we expect record home construction backlogs to support product demand this year. With Eagle’s excellent balance sheet, the favorable geographic positioning of our operations and consistent execution of our operating strategies, we are poised for a strong fiscal 2023.”

Segment Financial Results

Heavy Materials: Cement, Concrete and Aggregates

Revenue in the Heavy Materials sector, which includes Cement, Concrete and Aggregates, Joint Venture and intersegment Cement revenue, was $346.1 million, a 10% improvement. Heavy Materials operating earnings increased slightly to $68.1 million primarily because of higher Cement sales prices partially offset by a decrease in cement sales volume and the effects of the equipment downtime experienced by our Joint Venture as discussed below.

Cement revenue, including Joint Venture and intersegment revenue, was up 5% to $284.5 million. Operating earnings were down slightly to $62.3 million reflecting higher energy and maintenance costs partially offset by improved Cement sales prices. Profitability at our Joint Venture was also negatively affected by extended equipment downtime that reduced cement production in June. The issues causing the downtime were remedied in late July and the equipment is back on-line. The average net Cement sales price for the quarter increased 10% to $127.82 per ton. Cement sales volume for the quarter decreased 2% to 2.0 million tons, reflecting our sold-out position and the delay of some larger projects due to weather in the central part of the US.

Concrete and Aggregates revenue increased 38% to $61.6 million, reflecting improved Concrete and Aggregates prices and the contribution of approximately $11 million from a recently acquired business in northern Colorado. First quarter operating earnings increased 7% to $5.7 million, reflecting higher Concrete and Aggregates net sales prices.

Light Materials: Gypsum Wallboard and Paperboard

Revenue in the Light Materials sector, which includes Gypsum Wallboard and Paperboard, increased 30% to $247.9 million, primarily because of higher Gypsum Wallboard sales volume and prices. Gypsum Wallboard sales volume increased 5% to 798 million square feet (MMSF), while the average Gypsum Wallboard net sales price increased 24% to $218.57 per MSF.

Paperboard sales volume was flat at 84,000 tons. The average Paperboard net sales price in the quarter was $611.87 per ton, up 23%, consistent with the pricing provisions in our long-term sales agreements.

Operating earnings were $87.9 million in the Light Materials sector, an increase of 32%, reflecting higher Gypsum Wallboard sales volume and pricing.

Details of Financial Results

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the Joint Venture). We use the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenue and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenue as a part of a segment’s total revenue. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of these amounts.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Portland Cement, Gypsum Wallboard, Recycled Gypsum Paperboard, and Concrete and Aggregates from more than 70 facilities across the US. Eagle’s corporate headquarters is in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward-looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, July 28, 2022. The conference call will be webcast simultaneously on the Eagle website, eaglematerials.com. A replay of the webcast and the presentation will be archived on the site for one year.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations as to future events. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, and many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s businesses; fluctuations in public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in the costs of energy, including, without limitation, natural gas, coal and oil, and the nature of our obligations to counterparties under energy supply contracts, such as those related to market conditions (for example, spot market prices), governmental orders and other matters; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change and other environmental regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions or the nature or level of activity in any one or more of the markets or industries in which the Company or its customers are engaged; severe weather conditions (such as winter storms, tornados and hurricanes) and their effects on our facilities, operations and contractual arrangements with third parties; competition; cyber-attacks or data security breaches; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction or construction projects undertaken by state or local governments; the availability of acquisitions or other growth opportunities that meet our financial return standards and fit our strategic focus; risks related to pursuit of acquisitions, joint ventures and other transactions or the execution or implementation of such transactions, including the integration of operations acquired by the Company; general economic conditions; and changes in interest rates and the resulting effects on the Company and demand for our products. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) or the cost of our raw materials could affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. Finally, any forward-looking statements made by the Company are subject to the risks and impacts associated with natural disasters, pandemics or other unforeseen events, including, without limitation, the COVID-19 pandemic and responses thereto designed to contain its spread and mitigate its public health effects, as well as their impact on economic conditions, capital and financial markets. Any resurgence of the COVID-19 pandemic and responses thereto may disrupt our business operations or have an adverse effect on demand for our products. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022 and subsequent quarterly and annual reports upon filing. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214-432-2000.

Michael R. Haack

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1	Consolidated Statement of Earnings

Attachment 2	Revenue and Earnings by Lines of Business

Attachment 3	Sales Volume, Net Sales Prices and Intersegment and Cement Revenue

Attachment 4	Consolidated Balance Sheets

Attachment 5	Depreciation, Depletion and Amortization by Lines of Business

Attachment 6	Reconciliation of Non-GAAP Financial Measures

Attachment 1

Eagle Materials Inc.

Consolidated Statement of Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,
	2022	2021
Revenue	$561,387	$475,770
Cost of Goods Sold	410,521	349,259

Gross Profit	150,866	126,511
Equity in Earnings of Unconsolidated JV	5,098	7,970
Corporate General and Administrative Expenses	(11,820)	(9,468)
Other Non-Operating Income	(635)	3,678

Earnings before Interest and Income Taxes	143,509	128,691
Interest Expense, net	(7,330)	(6,972)

Earnings before Income Taxes	136,179	121,719
Income Tax Expense	(31,174)	(26,392)

Net Earnings	$105,005	$95,327

NET EARNINGS PER SHARE
Basic	$2.76	$2.27

Diluted	$2.75	$2.25

AVERAGE SHARES OUTSTANDING
Basic	37,982,580	42,028,619

Diluted	38,222,949	42,437,366

Attachment 2

Eagle Materials Inc.

Revenue and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended June 30,
	2022	2021
Revenue*
Heavy Materials:
Cement (Wholly Owned)	$251,910	$239,731
Concrete and Aggregates	61,618	44,754

	313,528	284,485
Light Materials:
Gypsum Wallboard	$216,327	$166,267
Gypsum Paperboard	31,532	25,018

	247,859	191,285

Total Revenue	$561,387	$475,770

Segment Operating Earnings
Heavy Materials:
Cement (Wholly Owned)	$57,250	$54,577
Cement (Joint Venture)	5,098	7,970
Concrete and Aggregates	5,732	5,344

	68,080	67,891
Light Materials:
Gypsum Wallboard	$84,068	$63,253
Gypsum Paperboard	3,816	3,337

	87,884	66,590

Sub-total	155,964	134,481

Corporate General and Administrative Expense	(11,820)	(9,468)
Other Non-Operating Income	(635)	3,678

Earnings before Interest and Income Taxes	$143,509	$128,691

*	Excluding Intersegment and Joint Venture Revenue listed on Attachment 3

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Cement Revenue

(dollars in thousands, except per unit data)

(unaudited)

	Sales Volume
	Quarter Ended June 30,
	2022	2021	Change
Cement (M Tons):
Wholly Owned	1,805	1,852	-3%
Joint Venture	188	184	2%

	1,993	2,036	-2%
Concrete (M Cubic Yards)	406	348	17%
Aggregates (M Tons)	795	361	120%
Gypsum Wallboard (MMSFs)	798	763	5%
Paperboard (M Tons):
Internal	36	36	0%
External	48	48	0%

	84	84	0%

	Average Net Sales Price*
	Quarter Ended June 30,
	2022	2021	Change
Cement (Ton)	$127.82	$116.34	10%
Concrete (Cubic Yard)	$128.73	$118.19	9%
Aggregates (Ton)	$11.22	$9.93	13%
Gypsum Wallboard (MSF)	$218.57	$176.79	24%
Paperboard (Ton)	$611.87	$498.49	23%

*	Net of freight and delivery costs billed to customers

	Intersegment and Cement Revenue
	Quarter Ended June 30,
	2022	2021
Intersegment Revenue:
Cement	$6,291	$7,833
Paperboard	22,541	18,249

	$28,832	$26,082

Cement Revenue:
Wholly Owned	$251,910	$239,731
Joint Venture	26,315	22,691

	$278,225	$262,422

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	June 30,		March 31,
	2022	2021	2022*
ASSETS
Current Assets –
Cash and Cash Equivalents	$68,281	$306,542	$19,416
Restricted Cash	—	5,000	—
Accounts and Notes Receivable, net	234,704	187,411	176,276
Inventories	233,543	217,052	236,661
Federal Income Tax Receivable	2,610	—	7,202
Prepaid and Other Assets	8,001	15,298	3,172

Total Current Assets	547,139	731,303	442,727

Property, Plant and Equipment, net	1,638,164	1,641,063	1,616,539
Investments in Joint Venture	81,235	76,369	80,637
Operating Lease Right-of-Use Asset	22,960	24,776	23,856
Notes Receivable	8,466	8,485	8,485
Goodwill and Intangibles	455,824	391,211	387,898
Other Assets	17,071	17,623	19,510

	$2,770,859	$2,890,830	$2,579,652

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable and Accrued Liabilities	$108,578	$96,923	$113,679
Accrued Liabilities	88,280	74,947	86,754
Income Taxes Payable	24,999	11,016	—
Operating Lease Liabilities	6,778	6,127	7,118

Total Current Liabilities	228,635	189,013	207,551

Long-term Liabilities	63,945	73,665	67,911
Bank Credit Facility	181,000	—	200,000
Bank Term Loan	200,000	662,487	—
2.500% Senior Unsecured Notes due 2031	738,582	—	738,265
4.500% Senior Unsecured Notes due 2026	—	346,548	—
Deferred Income Taxes	234,916	227,785	232,369
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000
Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 37,894,704; 42,101,619 and 38,710,929 Shares, respectively	380	421	387
Capital in Excess of Par Value	—	10,035	—
Accumulated Other Comprehensive Losses	(3,152)	(3,413)	(3,175)
Retained Earnings	1,126,553	1,384,289	1,136,344

Total Stockholders’ Equity	1,123,781	1,391,332	1,133,556

	$2,770,859	$2,890,830	$2,579,652

*	From audited financial statements

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following table presents Depreciation, Depletion and Amortization by lines of business for the quarters ended June 30, 2022 and 2021:

	Depreciation, Depletion and Amortization
	Quarter Ended June 30,
	2022	2021
Cement	$20,053	$19,531
Concrete and Aggregates	4,201	2,578
Gypsum Wallboard	5,563	5,396
Paperboard	3,717	3,668
Corporate and Other	695	771

	$34,229	$31,944

Attachment 6

Eagle Materials Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited)

(Dollars in thousands, other than earnings per share amounts, and number of shares in thousands)

Adjusted Earnings per Diluted Share (Adjusted EPS)

Adjusted EPS is a non-GAAP financial measure and represents net earnings per diluted share excluding the impacts from non-routine items, such as purchase accounting and accelerated equity compensation (Non-routine Items). Management uses measures of earnings excluding the impact of Non-routine Items as a performance measure in order to compare operating results of the Company from period to period and for purposes of its budgeting and planning processes. Although management believes that Adjusted EPS is useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation, or as a substitute for, earnings per diluted share and the related financial information prepared in accordance with GAAP. In addition, our presentation of Adjusted EPS may not be the same as similarly titled measures reported by other companies, limiting its usefulness as a comparative measure. The following shows the calculation of Adjusted EPS and reconciles Adjusted EPS to net earnings per diluted share in accordance with GAAP for the quarters ended June 30, 2022 and 2021:

	Quarter Ended June 30,
	2022	2021
Net Earnings, as reported	$105,005	$95,327
Non-routine Items:
Northern Colorado purchase accounting [1]	$1,200	$—
Accelerated Equity Compensation due to executive retirements [2]	2,250	—

Total Non-routine Items before Taxes	$3,450	$—
Tax Impact on Non-routine Items	(790)	—

After-tax Impact of Non-routine Items	$2,660	$—
Adjusted Net Earnings	$107,665	$95,327
Diluted Average Shares Outstanding	38,223	42,437
Net earnings per diluted share, as reported	$2.75	$2.25
Adjusted net earnings per diluted share (Adjusted EPS)	$2.82	$2.25

[1]	Represents the impact of purchase accounting on inventory costs
[2]	Represents additional equity compensation costs associated with the retirement of two senior executives during the quarter

Attachment 6, continued

EBITDA and Adjusted EBITDA

We present Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA to provide more consistent comparison of operating performance from period to period. EBITDA is a non-GAAP financial measure that provides supplemental information regarding the operating performance of our business without regard to financing methods, capital structures or historical cost basis. Adjusted EBITDA is also a non-GAAP financial measure that further excludes the impact from non-routine items. Management uses EBITDA and Adjusted EBITDA as alternative bases for comparing the operating performance of Eagle from period to period and for purposes of its budgeting and planning processes. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate Adjusted EBITDA in the same manner. Neither EBITDA nor Adjusted EBITDA should be considered in isolation or as an alternative to net income, cash flow from operations or any other measure of financial performance or liquidity in accordance with GAAP. The following shows the calculation of EBITDA and Adjusted EBITDA and reconciles them to net earnings in accordance with GAAP for the quarters ended June 30, 2022 and 2021:

	Quarter Ended June 30,
	2022	2021
Net Earnings, as reported	$105,005	$95,327
Income Tax Expense	31,174	26,392
Interest Expense	7,330	6,972
Depreciation, Depletion and Amortization	34,229	31,944

EBITDA	$177,738	$160,635
Northern Colorado purchase accounting [1]	1,200	—
Stock-based Compensation [2]	5,146	2,456

Adjusted EBITDA	$184,084	$163,091

[1]	Represents the impact of purchase accounting on inventory costs
[2]	The increase in stock-based compensation is due to the retirement of two senior executives during the quarter